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                                                              Exhibit 23

                        Consent of Independent Auditors


We consent to the incorporation be reference in the Registration Statement (Form S-8) Number 333-11323) pertaining to the ADVO, Inc. 401(k) Savings Plan of our report dated June 20, 1997, with respect to the financial statements and schedules of the ADVO, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


                                                    /s/ Ernst and Young L.L.P.


Hartford, Connecticut
June 23, 1997